Exhibit 10.6






                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

$59,688,449.83                                                Atlanta, Georgia
                                                              September 1, 2001

         1. Promise to Pay. The undersigned, PROFESSIONAL HEALTH CARE MANAGEMENT, INC., a Michigan corporation (hereinafter, "Borrower"), promises to pay to OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, at its principal office at 900 Victors Way, Suite 350, Ann Arbor, MI 48108 (hereinafter "Lender"), or at such other place as Lender may designate in writing, or to order, in lawful money of the United States of America, Fifty-Nine Million Six Hundred Eighty-Eight Thousand Four Hundred Forty-Nine and 83/100 Dollars ($59,688,449.83), with interest thereon as provided in Section 3 hereof and all other amounts which may become owing hereunder.

         2. Definitions. For all purposes of this Amended and Restated Promissory Note ("Note"), except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, and (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision:

                  Accrued and Unpaid Interest: All interest which has accrued hereunder and not been paid.

                  Amended Omega Loan Agreement: The Amended and Restated Loan Agreement dated as of September 1, 2001, by and between Borrower and Lender, as the same may be amended, extended, renewed, restated or replaced from time to time.

                  Amended Omega Loan Documents: As defined in the Settlement Agreement.

                  Bedford Villa: As defined in the Settlement Agreement.

                  Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in Atlanta, Georgia, are authorized, or obligated, by law or executive order, to close.

                  Catch-Up Date:  As defined in the Settlement Agreement.

                  Court:  As defined in the Settlement Agreement.

                  Default Interest Rate: Subject to the limitations set forth in
Section 5 of this Note, a per annum rate of interest equal to the Interest Rate plus three hundred (300) basis points (three percent (3%)).

                  Due Date: The date which is the earlier of: (a) the Maturity Date, subject to extension as provided below, or (b) the date upon which Lender, upon an Event of Default, duly accelerates the due date of all unpaid principal and interest owed by Borrower to Lender.

                  Event of Default: The occurrence of any of the following shall constitute an Event of Default: (i) Borrower fails to pay within five (5) Business Days of receipt of written notice from Lender any amount then due and payable under this Note, provided, however, that Borrower shall be entitled to written notice from Lender only two (2) times in any calendar year, after which time, Borrower's failure to pay when due any amount due under this Note shall constitute an Event of Default; or (ii) an Event of Default under any other Amended Omega Loan Document.

                  Interest Rate: Eleven and 57 /100ths percent (11.57%) per annum.

                  Majority Investor: Collectively, the third-party investor(s) acquiring the majority equity interest of Borrower on or about the Plan Effective Date.

                  Mariner Entities: Borrower, Living Centers -PHCM, Inc., a North Carolina corporation, GranCare, Inc. a Delaware corporation, Mariner Post-Acute Network, Inc, a Delaware corporation, and the Michigan Subsidiaries (as defined in the Settlement Agreement).

                  Maturity Date: August 31, 2010, unless Borrower has exercised its Extension Right pursuant to Section 18 hereof, in which event the Maturity Date shall be August 31, 2021.

                  Maturity Equity Purchase Price: The amount, if any, paid by the MPAN Investor to the Majority Investor to exercise its option to purchase the equity interest of the Majority Investor prior to either (a) the payment of this Note at final maturity or upon acceleration, or (ii) prepayment of this Note pursuant to Section 10.2 hereof.

                  Maximum 2005 Prepayment Credit: The sum of (a) $350,000, plus
(b) 50% of the amount by which the 2004 Equity Purchase Price exceeds $700,000.

                  Minimum Monthly Payment:  As defined in the Settlement
Agreement.

                  MPAN Investor: GranCare, Inc., or any other subsidiary of Mariner Post-Acute Network, Inc., which owns a minority equity interest in Borrower.

                  Original Omega Note: The Mortgage Note dated August 14, 1992, as heretofore amended, issued by Borrower and payable to the order of Lender in the original principal amount of $58,800,000.

                  Past Due Interest:  As defined in the Settlement Agreement.

                  Past Due Interest Payment Date: The earlier of (i) the date on which all Past Due Interest, and any interest which has accrued thereon, is paid in full and (ii) September 30, 2002. If there is no Past Due Interest following the date of this Note, the Past Due Interest Payment Date shall be deemed to be the date of this Note.

                  Plan Effective Date: As defined in the Settlement Agreement.

                  Settlement Agreement: The Settlement Agreement dated August 1, 2001 entered into by and among Lender and the Mariner Entities.

                  2004 Equity Purchase Price: The amount, if any, paid by the MPAN Investor to the Majority Investor to exercise its option to purchase the equity interest of the Majority Investor prior to such prepayment of this Note pursuant to Section 10.1 hereof.

         3.       Interest; Accrual and Payments

                  3.1 Accrual of Interest: So long as no Event of Default exists, interest shall accrue at the Interest Rate on the principal balance hereof from time to time outstanding, and such interest (to the extent not paid) shall be compounded monthly. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

                  3.2 Payments: Although interest shall accrue from the date hereof as elsewhere set forth herein, payments shall be as follows:

                           (1) From the date hereof until the earlier of the Due Date or the Past Due Interest Payment Date, no payments shall be due hereunder.

                           (2) On the first day of the first calendar month beginning after the Past Due Interest Payment Date, and continuing thereafter on the first day of each calendar month until the earlier of the Catch-Up Date or the Due Date, Accrued and Unpaid Interest hereon shall be due and payable from the Minimum Monthly Payments. To the extent the amount of the Minimum Monthly Payments exceed the amount of Accrued and Unpaid Interest then due and payable, the excess portion of the Minimum Monthly Payment shall be applied as provided in Section 13.6(ii) of the Settlement Agreement.

                           (3) On the first day of the first calendar month after the calendar month in which the Catch-Up Date occurs, and continuing on the first day of each calendar month thereafter until the Due Date, Borrower shall pay to Lender all Accrued and Unpaid Interest owing hereunder.

                  3.3 Default Interest. Notwithstanding anything to the contrary contained in this Note, if an Event of Default occurs hereunder, interest shall accrue and shall be due and payable at the Default Interest Rate on the outstanding principal balance from the date of such Event of Default until the Event of Default is fully cured or waived.

         4. Method of Payment. All payments to be paid by Borrower to Lender under this Note shall, unless otherwise specified in writing by Lender to Borrower, be paid by immediately collectible funds in lawful money of the United States of America by electronic funds transfer debit transactions and shall be initiated for payment by Borrower for payment on or before the first day of each calendar month in which a payment is due hereunder, provided, however, if such day is not a Business Day, then payment shall be made on the next succeeding day which is a Business Day. Lender shall provide Borrower in writing with appropriate wire transfer information. Once given, such information shall remain in effect until changed by subsequent written instructions. Borrower shall inform Lender of payment by sending to Lender a facsimile transmission of Borrower's wire transfer confirmation as soon as reasonably practicable.

         5. Usury Not To Be Collected. All agreements between Borrower, and any other party liable for the payment of the indebtedness evidenced by this Note, and Omega, or any subsequent holder of this Note, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder of this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder of this Note in excess of the maximum lawful amount, the interest payable to the holder of this Note shall be reduced to the maximum amount permitted by applicable law; and if from any circumstance the holder of this Note shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal of this Note, such excess shall be refunded to Borrower or to another party, or parties, liable for the payment of the indebtedness evidenced by this Note, as applicable. All interest paid or agreed to be paid to the holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full period of this Note (including the period of any renewal or extension hereof) until payment in full of the principal so that the interest for such full period shall not exceed the maximum permitted by applicable law. This Section 5 shall control all agreements between Borrower and the holder of this Note.

         6. Late Charge. Lender shall have the right, in Lender's discretion, to charge Borrower with a late charge of not more than two cents ($.02) for each dollar of any payment under this Note or the other Loan Documents which is not paid on or before the date which is five (5) days after the date that Borrower receives written notice that the payment was not received when due to defray the costs involved in processing and collecting a late payment and to compensate Lender for amounts which it may be required to pay to its financing sources. Borrower shall pay such late charge to Lender immediately upon receipt of notice of same.

         7. Payment on Due Date. Notwithstanding any other provisions contained herein, the entire unpaid principal balance hereof not yet paid, together with all accrued and unpaid interest under Section 3, and any other amounts owing to Lender under this Note, shall be due and payable on the Due Date. Notwithstanding anything to the contrary contained herein, (1) if the Due Date occurs on the Maturity Date, whether or not extended as provided below, instead of as a result of the acceleration of the Due Date upon an Event of Default, the Lender agrees to accept as full and final payment hereunder pursuant to this paragraph, an amount equal to (a) the principal then outstanding hereunder, plus
(b) Accrued and Unpaid Interest, minus, in the event the MPAN Investor shall have exercised its option to acquire the equity interest of the Majority Investor in Borrower, (c) the lesser of (i) the Maturity Equity Purchase Price and (ii) $350,000; and (2) if the Due Date occurs as a result of the acceleration of the Due Date upon an Event of Default, the Lender agrees to accept as full and final payment hereunder pursuant to this paragraph, an amount equal to (a) the principal then outstanding hereunder, plus (b) Accrued and Unpaid Interest, plus (c) any Prepayment Premium or Amendment Fee Premium due in connection with such acceleration, minus, in the event the MPAN Investor shall have exercised its option to acquire the equity interest of the Majority Investor in Borrower, (d) the lesser of (i) the Maturity Equity Purchase Price and (ii) $350,000.

         8. Balloon Payment. Borrower acknowledges that the payments required hereunder will not amortize the indebtedness evidenced hereby by the Due Date, and that the final payment due hereunder at maturity will be a balloon payment of all then outstanding principal and accrued interest due hereunder.

         9. Payments to be Made Without Regard to Setoffs and Counterclaims. All payments by Borrower shall be paid in full without setoff or counterclaim and without reduction for any and all taxes, levies, imposts, duties, fees, charges, deductions or withholdings of any type or nature imposed by any government or any political subdivision or taxing authority thereof.

         10. Prohibition on Prepayment. This Note may not be prepaid in whole or in part except as specifically provided herein or in the Amended Omega Loan Agreement:

                  10.1 Early Payment. Provided that Borrower has given Lender written notice of its intent do so (a "Prepayment Notice") on or prior to December 31, 2004, Borrower shall have the right to pay this Note in full, but not in part, upon payment of a prepayment premium as provided below at any time between February 1, 2005 and July 31, 2005. Any Prepayment Notice given by Borrower shall create a binding obligation on the part of Borrower to pay the
Note in full and not in part between February 1, 2005 and July 31, 2005. The amount required to be paid in connection with such prepayment shall be an amount equal to (a) the principal then outstanding hereunder, plus (b) a prepayment premium equal to three percent (3%) of such outstanding principal, plus (c) Accrued and Unpaid Interest, minus, in the event the MPAN Investor shall have exercised its option to acquire the equity interest of the Majority Investor in Borrower, (d) the lesser of (i) the 2004 Equity Purchase Price and (ii) the Maximum 2005 Prepayment Credit.

                  10.2 Prepayment Within Six Months of Maturity. Borrower shall have the right to prepay this Note in full but not in part without premium or penalty upon at least ten (10) days prior written notice at any time during the one hundred and eighty (180) day period ending on the Maturity Date, unless Borrower has elected to extend the term of this Note for an additional eleven
(11) years pursuant to Section 18 hereof. If Borrower makes such an election, Borrower shall have the right to prepay this Note in full but not in part without premium or penalty upon at least ten (10) days prior written notice at any time within one hundred and eighty (180) days prior to the end of the eleven
(11) year extension period. The amount required to be paid in connection with any prepayment described in this Section 10.2 shall be an amount equal to (a) the principal then outstanding hereunder, plus (b) Accrued and Unpaid Interest, minus, in the event the MPAN Investor shall have exercised its option to acquire the equity interest of the Majority Investor in Borrower, (c) the lesser of (i) the Maturity Equity Purchase Price and (ii) $350,000.

                  10.3 Certain Other Prepayments. No premium or penalty shall be due in connection with any of the following payments:

                           (i) any partial prepayment of the indebtedness evidenced by this Note that is required by the Amended Omega Loan Agreement and made with casualty insurance or a condemnation award with respect to a Facility (as defined in the Amended Omega Loan Agreement);

                           (ii) any partial prepayment of the indebtedness evidenced by this Note with the proceeds from the sale of Bedford Villa; and

                           (iii)    any prepayment of Accrued and Unpaid
                                    Interest.

         11. Payment of Amendment Fee. Simultaneously with paying off this Note, Borrower shall pay Lender its good faith estimate of the Amendment Fee owing to Lender for the period ending on the date of payment. Within ninety (90) days of the payoff, Borrower shall do a final calculation of the Amendment Fee for the period ending on the date of payment; and promptly after such calculation, Borrower shall pay Lender, or Lender shall pay Borrower, the difference between the actual Amendment Fee and the estimated Amendment Fee previously paid.

         12. Acceleration Upon Event of Default. Upon the occurrence of any Event of Default, the entire principal balance owing under this Note together with all accrued and unpaid interest (including, but not limited to, Default Interest), and any other amounts owing under this Note and any other Amended Omega Loan Document, at Lender's option, will become immediately due and payable, all without formal demand or presentment, which are expressly waived. Lender shall notify Borrower of its election of this remedy in writing. Lender's demand or a notice from Lender to the effect that the entire unpaid balance is due and payable shall constitute notification of such election.

         13. No Waiver. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Lender's acceptance of any such partial payment shall not constitute a waiver of Lender's right to receive the entire amount due. Upon any Event of Default, neither the failure of the Lender to promptly exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Lender to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder.

         14. Prepayment Premium Following Acceleration.

                  14.1 If Lender accelerates the amount due on this Note as a consequence of an Event of Default, and if Borrower subsequently pays the amount owing under this Note, such payment shall conclusively be treated as an evasion of the prohibition on prepayment set forth in Section 10 hereof; and Borrower shall pay Lender with the payment, and in addition to any accrued and unpaid interest as of the date of payment under Section 3 hereof, a prepayment premium (the "Prepayment Premium") calculated as follows:

                  (a) First, there shall be calculated the interest payments which would have become due under Section 3 of this Note if the Note had not been prepaid. In calculating such interest payments, it shall be assumed that Borrower would have paid the Note in full one hundred and eighty (180) days prior to the Maturity Date (which Maturity Date shall be the initial maturity date unless extended prior to acceleration pursuant to Section 18).

                  (b) Second, there shall be deducted from each interest payment that would have become due under the Note determined as set forth in clause (a) above the interest that would become due to Lender on the date of each such interest payment if the entire principal amount prepaid is reinvested by Lender on the date of the prepayment in an instrument bearing interest at the Reference Rate (as hereafter defined) payable on the first date of each month following such reinvestment with a maturity on the Maturity Date. Each such difference is hereinafter referred to as a "Monthly Payment Differential."

                  (c) Third, each Monthly Payment Differential shall be discounted at an interest rate equal to the Reference Rate to determine its present value from the date that such Monthly Interest Differential would have occurred to the date of the prepayment of this Note, so as to determine the present value of the Monthly Interest Differential as of the date of prepayment.

                  (d) Fourth, the Prepayment Premium shall be calculated by adding together the present value of each Monthly Payment Differential determined as set forth in clause (c).

                  14.2 The Reference Rate shall be equal to one hundred (100) basis points in excess of the current yield, on the date five (5) days prior to prepayment, of the U.S. Treasury security closest in maturity to the remaining term of the loan. If there is more than one (1) U.S. Treasury security with such a maturity date, the selection shall be at the sole option of Lender. There shall be no discount if the Reference Rate exceeds the Interest Rate and thus no Prepayment Premium shall be due.

                  14.3 The Prepayment Premium required to prepay this Note following an acceleration is intended to preserve the yield on this Note, and to serve as liquidated damages, because the costs, expenses and losses caused by a prepayment are difficult or impossible to estimate.

         15. Application of Payments; Partial Payments. Unless an Event of Default has occurred and not been fully cured or waived, all payments received by Lender hereunder shall be applied first against interest and then to principal, with the balance applied against any other amounts which may be owing to Lender hereunder. Following the occurrence and during the continuation of an Event of Default, Lender may apply any payment which it receives, whether directly from Borrower or as a consequence of realizing upon any security which it holds, in its sole and absolute discretion, to any amount owing to it under this Note or any other Amended Omega Loan Documents.

         16. Security for Note. This Note is executed and delivered pursuant to the Settlement Agreement, and is secured by the Amended Omega Loan Documents and all other security interests, liens, assignments and encumbrances previously granted, granted concurrently herewith and/or from time to time hereafter granted by Borrower or any of the Mariner Entities to Lender to secure the Amended Omega Note. Reference is hereby made to the Amended Omega Loan Documents for a complete description of the collateral securing this Note and for additional terms and conditions concerning this Note.

         17. Choice of Law; Venue; Jurisdiction.

                  17.1 Choice of Law. This Note shall be deemed to have been made and delivered by Borrower to Lender at Borrower's principal place of business in Atlanta, Georgia. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, including, but not limited to, the legality of the interest charged hereunder, by the statues, laws and decisions of the State of Georgia.

                  17.2 Venue; Jurisdiction. Until the Plan Effective Date, to the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Note shall be brought and prosecuted in the U.S. Bankruptcy Court for the District of Delaware. Notwithstanding the foregoing, if prior to the Plan Effective Date such action cannot be brought and prosecuted in the Court for any reason, then such action shall be brought and prosecuted in the state or federal courts located in the State of Michigan or, if necessary with respect to the exercise of remedies regarding liens and security interests on real and personal property collateral securing this Note located in the State of North Carolina, in the State of North Carolina, in each case as is provided by law. Following the Plan Effective Date, all such actions shall be brought and prosecuted in the state or federal courts located in the State of Michigan or, if necessary with respect to the exercise of remedies regarding liens and security interests on real and personal property collateral securing this Note located in the State of North Carolina, in the State of North Carolina, in each case as is provided by law. The parties consent to the jurisdiction of said court or courts located in the States of Michigan and North Carolina and to service of process by registered mail, return receipt requested, or by any other manner provided by applicable law. Borrower hereby waives any right Borrower may have to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this Section.

         18. Extension of Maturity Date. Borrower shall have the right to extend (the "Extension Right") the Maturity Date of this Note for an additional term of eleven (11) years by giving written notice to Lender at least one year prior to the initial scheduled maturity date; provided, however, that if such notice is not given, Lender shall promptly give Borrower written notice that it did not receive notice from Borrower exercising the Extension Option by such date ("Notice of Failure to Exercise Extension Right"), whereupon (1) the Maturity Date shall be automatically extended to a date which is forty-five days after delivery of the Notice of Failure to Exercise Extension Right and (2) Borrower may exercise the Extension Right by giving written notice of exercise to Lender within forty-five (45) days after delivery of the Notice of Failure to Exercise Extension Right. Once given, a notice of extension shall be irrevocable. Borrower's right to extend the Maturity Date as herein provided is conditioned upon there being no Event of Default on the date of giving of the notice of extension.

         19. Miscellaneous Provisions.

                  19.1 This Note may not be amended or modified, and revision hereto shall not be effective, except by an instrument in writing executed by both Borrower and Lender.

                  19.2 Any notice to be given hereunder shall be given in the manner provided in the Settlement Agreement.

                  19.3 Nothing contained in this Note or in any other Amended Omega Loan Document shall be deemed or construed as creating a partnership or joint venture between Borrower and Lender or between Lender and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of Borrower or any other person.

                  19.4 Borrower hereby waives presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note (other than any notices expressly required herein), and expressly agrees that, without in any way affecting the liability of Borrower hereunder, Lender may extend the time for payment of any amount due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note without in any other way affecting the liability and obligation of Borrower.

                  19.5 Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

                  19.6 Headings at the beginning of each numbered Section of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

                  19.7 Borrower, and any other person who may be liable hereunder in any capacity, agree(s) to pay all costs of collection, including reasonable attorneys' fees actually incurred, in case the principal of this Note or any payment of interest thereon is not paid as it becomes due, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

                  19.8 Notwithstanding anything to the contrary contained herein, if, at any time, Borrower disagrees with the amounts owed by Borrower indicated on Lender's records, it may inspect Lender's records at Borrower's sole cost and expense, and Lender will make adjustments to its records to correct any actual errors discovered by Borrower's inspection if Lender has received notice from Borrower of such errors and has confirmed such errors.

         20. No Novation; Amendment and Restatement: This Note is an amendment and restatement of the Original Omega Note. It is the intent of the parties that no novation of the obligations of Borrower under the Original Omega Note shall occur, and that the obligations of Borrower under the Original Omega Note shall continue in full force and effect, except as modified by this amendment and restatement. Upon execution and delivery of this Note, Lender shall return the Original Omega Note to Borrower with a notation thereon that it has been replaced by this Note.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

                                  "BORROWER"

                                  PROFESSIONAL HEALTH CARE MANAGEMENT, INC., a
                                    Michigan corporation



                                  By: /s/ BOYD P. GENTRY
                                      -------------------------
                                  Its:  President